Exhibit 99.1

Nightfood Producing Full-Size Cookies for Hotel and Airline Amenity Opportunities

Pioneering Sleep-Friendly Snack Company Preparing for Tests With Global Airline and National Hotel Chain, Both Expected to Begin This Winter

Tarrytown, NY, December 12, 2022 – Nightfood Holdings, Inc. (OTCQB: NGTF), the company pioneering the sleep-friendly nighttime snack category, announced today that the Company is proceeding with production of full-size, individually wrapped Prime-Time Chocolate Chip cookies for hotel and airline amenity opportunities.

In recent weeks, the Company received confirmations of interest in testing full-size Nightfood cookies as amenities by both a global airline and a national hotel chain.

Because of the timeline and potential impact of these opportunities, the Company has made the production of the individually wrapped 25-gram cookies a top priority, resulting in the rescheduling of production of Nightfood mini-cookies in Snoozerdoodle and Date Night Cherry Oat flavors.

“While we’re excited to launch those other two flavors to expand our mini-cookie line, making this change to the production schedule was a very easy decision,” commented Nightfood CEO Sean Folkson. “I believe we’ve been presented with two separate game-changing opportunities, each of which has been in the works for months, and both of which I expect to begin this winter.”

In an amenity arrangement, airline and hotel partners would buy Nightfood cookies in bulk and then give them away to their passengers and guests. This creates potential for immediate scale along with predictability of demand.

Management believes amenity arrangements can be a powerful complement to hotel lobby market distribution, where Nightfood ice cream continues its strong sales performance relative to competitor’s pints and where additional distribution is expected of both Nightfood ice cream and cookies. The hotel amenity opportunity is an offshoot of discussions with a leading global hotel company about Nightfood distribution in their lobby shops.

The Company estimates that cookies offered as a dessert amenity on a global airline could deliver the revenue equivalent of retail distribution in hundreds of hotel lobby markets, and cookies offered as a check-in amenity in a national hotel chain could deliver the revenue equivalent of retail distribution in thousands of hotel lobby markets. Amenity distribution would also be expected to result in significantly higher consumer trial and more rapid awareness of the brand and the category, since Nightfood branded products would be given to all passengers and guests, without the need for those travelers to make a purchase decision.

Management expects positive results from these anticipated tests, based on the fact that all previous corporate-level tests conducted within the hospitality vertical have been declared a success by the testing entities. However, there is no guarantee these tests will be successful. There is also the possibility that one, or both, of the tests may not occur according to the current timeline, or at all.

Nightfood recently launched pouches of mini-cookies, each containing two servings of cookies. That mini-cookie pouch format was strategically chosen for hotel lobby shops due to the larger packaging billboard with which to drive consumer purchase decision at point of sale along with the significantly higher price point that format can command. Pouches of Nightfood Prime-Time Chocolate Chip mini-cookies are expected to soon be in national hotel distribution for lobby shop resale.

However, individually wrapped, full-size cookies are more appropriate as amenities because they are single serve and are significantly less expensive to produce and ship than a two-serving pouch of mini-cookies.

Similar to the successful 2021 hotel lobby shop testing of Nightfood ice cream pints, which led to the ice cream securing national hotel distribution and the commencement of the rollout of the ice cream in hotel lobby shops, these cookies-as-amenity tests are expected to entail a temporary trial period where product is provided at Nightfood’s expense, with the goal of long-term commercial partnerships with the testing entities.

About Nightfood

Nightfood is pioneering the category of sleep-friendly nighttime snacking.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

The brand is currently focused on establishing widespread national distribution of its sleep-friendly snacks in the high-margin hotel vertical. Nightfood ice cream began rolling into hotels across the United States in May 2022.

Nightfood ice cream pints can be found in hundreds of hotels across the United States, including select locations of chains such as Courtyard by Marriott, Holiday Inn Express, Springhill Suites, Hyatt Place, Fairfield Inn & Suites and more.

Management believes hotels have an obligation to help guests achieve better sleep at every touchpoint, and one way to do that is through the snacks hotels curated for guests in hotel grab-and-go lobby shops.

With an estimated 56,000 hotels across the United States, expanding distribution into a significant number of those hotels is expected to lead to profitability, consumer adoption of the nighttime snack category, and a strategically defensible position from which category leadership can be maintained.

Questions can be directed to investors@Nightfood.com

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Forward Looking Statements:

This current press release contains “forward-looking statements.” Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (a) the inherent uncertainties associated with distribution of our products, (b) the market acceptance of our products and products under development at all levels of distribution and sale, including retail purchasers, wholesalers and distribution partners, hotel chains and possibly airlines, (c) the success and commitment of our distribution partners to access distribution channels and successfully engage with sellers of our products, including, supermarkets, hotel chains and possibly airlines, and our success in obtaining purchase orders from hotel chains, supermarkets and others, (d) competition from existing and new companies and products and (e) difficulties associated with obtaining financing on acceptable terms . These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Simon Dang
simon@nightfood.com
718-635-2949

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3